EXHIBIT 4

                           CHESTER VALLEY BANCORP INC

                       1997 STOCK OPTION PLAN, AS AMENDED

1.      Definitions

        As used in this Plan, the following definitions apply to the terms indicated below:

        A. "Board" means the Board of Directors of the Company.

        B. "Committee" means the Personnel/Compensation Committee appointed by the Board from time to time. The Committee shall consist of at least two persons, who shall be directors of the Company.

        C.   "Company"   means  Chester  Valley  Bancorp  Inc.,  a  Pennsylvania
corporation.

        D. "Disinterested Director" means a director who is a Non-Employee Director within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation adopted by the Securities and Exchange Commission.

        E. "Fair Market Value" of a Share on a given day means, if the Shares are traded in a public market, the average of the last bid and asked prices of a Share as reported on the principal securities exchange on which the Shares are then listed or admitted to trading, or as reported on the National Association of Securities Dealers Automated Quotation System on the business day immediately preceding the date of grant. If the Shares shall not be so traded, the Fair Market Value shall be determined by the Committee taking into account all relevant facts and circumstances.

        F. "Exchange Act" means the Securities Exchange Act of 1934, as amended.


        G.   "Grantee"   means  a  person  who  is  either  an  Optionee  or  an
Optionee-Shareholder.


        H. "Incentive Stock Option" means an option, whether granted under this Plan or otherwise, that qualifies as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

        I. "Nonqualified Option" means an Option that is not an Incentive Stock Option.


        J. "Option" means a right to purchase Shares under the terms and conditions of this Plan.


        K. "Optionee" means a person other than an Optionee-Shareholder to whom an option is granted under this Plan.

        L. "Optionee-Shareholder" means a person to whom an option is granted under this Plan and who at the time such option is granted owns, actually or constructively, stock of the Company or of a Parent or Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of such parent or Subsidiary.

        M. "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations in the unbroken chain (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        N. "Plan" means this Chester Valley Bancorp Inc. 1997 Stock Option Plan, as amended, including any amendments to the Plan.

        O. "Share" means a share of the Company's common stock, par value $1.00 per share, either now or hereafter owned by the Company as treasury stock or authorized but unissued.

        P. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations in the unbroken chain (other than the last corporation in the chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        Q. Options shall be deemed "granted" under this Plan on the date on which the Committee or the Board, by appropriate action, approves the grant of an Option hereunder or on such subsequent date as the Committee or the Board may designate.

        R. As used herein, the masculine includes the feminine, the plural includes the singular, and the singular includes the plural.

2.      Purpose

        The purposes of the Plan are as follows:

        A. To secure for the Company and its shareholders the benefits arising from share ownership by those directors, officers and key employees and consultants of the Company and its Subsidiaries who will be responsible for the Company's future growth and continued success. The Plan is intended to provide an incentive to directors, officers and key employees and consultants by providing them with an opportunity to acquire an equity interest or increase an existing equity interest in the Company, thereby increasing their personal state in its continued success and progress.

        B. To enable the Company and its Subsidiaries to obtain and retain the services of directors and key employees and consultants, by providing such directors and key employees and consultants with an opportunity to acquire Shares under the terms and conditions and in the manner contemplated by This Plan.

3.      Plan Adoption and Term

        A. This Plan shall become effective upon its adoption by the Board, and Options may be issued upon such adoption and from time to time thereafter; provided, however, that the Plan shall be submitted to the Company's shareholders for their approval at the next annual meeting of shareholders, or prior thereto at a special meeting of shareholders expressly called for such purpose; and provided further, that the approval of the Company's shareholders shall be obtained within 12 months of the date of adoption of the Plan. If the Plan is not

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

approved by the affirmative vote of the holders of a majority of all shares present in person or by proxy, at a duly called shareholders' meeting at which a quorum representing a majority of all voting stock is present in person or by proxy and voting on this Plan, then this Plan and all Options then outstanding under it shall forthwith automatically terminate and be of no force and effect.

        B. Subject to the provisions hereinafter contained relating to amendment or discontinuance, this Plan shall continue to be in effect for ten (10) years from the date of adoption of this Plan by the Board. No Options may be granted hereunder except within such period of ten (10) years but Options granted within such ten (10) year periods may extend beyond the termination date of this Plan.

4.      Administration of Plan

        A. This Plan shall be administered by the Board or, subject to Paragraph 4.C below, the Committee. Except as otherwise expressly provided in this Plan, the Board shall have authority to interpret the provisions of the Plan, to construe the terms of any Option, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Options granted hereunder, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. Without limiting the foregoing, the Board shall, to the extent and in the manner contemplated herein, exercise the discretion granted to it to determine to whom Incentive Stock Options and Nonqualified Options shall be granted, how many Shares shall be subject to each such Option, whether a Grantee shall be required to surrender for cancellation an outstanding Option as a condition to the grant of a new Option, and the prices at which Shares shall be sold to Grantees. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.

        B. No member of the Board shall be liable for an action taken or omitted or any determination made by him in good faith relating to the Plan, and the Company shall indemnify and hold harmless each member of the Board and each director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission in connection with the Plan, unless arising out of such person's own fault or bad faith.

        C. The Board may (but is not required to) appoint the Committee. If all members of the Committee are Disinterested Directors, the Committee shall have the authority to administer the Plan and exercise any power granted to the Board in the Plan. If all members of the Committee are not Disinterested Directors, the Committee shall have the authority solely to make recommendations to the Board for the administration of the Plan.

5.      Eligibility

        Directors, officers and key employees and consultants of the Company and its Subsidiaries shall be eligible for selection by the Board to be granted Options. Consultants and directors who are not also employees of the Company or a Subsidiary shall be eligible to be granted only Nonqualified Options. A director, officer, employee or consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Board shall so determine.

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

6.      Options

        A. Subject to adjustment as provided in Paragraph 13 hereof, Options may be granted pursuant to the Plan for the purchase of not more than 548,063 Shares (575,466 Shares giving effect to the 5% stock dividend in September 2000); provided, however, that if prior to the termination of the Plan, an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

        B. Each Option granted under the Plan shall be evidenced by an option certificate or agreement for Shares in such form, not inconsistent with this Plan, as the Board may adopt for general use or for specific cases from time to time. Such option certificate shall designate each Option as an Incentive Stock Option or a Nonqualified Option.

        C. The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may be or become exercisable for the first time by a Grantee during any calendar year (whether granted under this Plan or any other plan of the Company or any Parent or Subsidiary corporation shall not exceed $100,000. To the extent (and only to the extent) that an Incentive Stock Option may be or become exercisable in violation of this limitation, it shall be deemed to be a Nonqualified Option.

7.      Option Price

        A. The purchase price per Share deliverable upon the exercise of an Option shall be determined by the Board, but in the case of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted to an Optionee-Shareholder.

        B. Payment for Shares purchased under an Option may be made (1) in cash;
(2) in Shares valued at their Fair Market Value on the date of exercise; or (3) in a combination of cash and Shares.

8.      Duration of Options

        Each Option and all rights thereunder shall expire and the Option shall no longer be exercisable on a date not later than ten (10) years from the date on which the Option was granted. Options may expire and cease to be exercisable on such earlier date as the Board may determine at the time of grant. Options shall be subject to termination before their expiration date as provided herein.

9.      Conditions Relating to Exercise of Options

        A. The Shares subject to any Option may be purchased at any time during the term of the Option, unless, at the time an Option is granted, the Board shall have fixed a specific period or periods required to have passed as a condition to exercise of an option or a part thereof. To the extent an Option is not exercised when it becomes initially exercisable, or is exercised on in part, the Option or remaining part thereof shall not expire but shall be carried forward and shall be exercisable until the expiration or termination of the Option. Partial exercise as to whole Shares is permitted from time to time, provided that no partial exercise of an Option shall be for a number of Shares having a purchase price of less than $1,000 unless the Grantee represents to the Company that he or she is purchasing the Shares for investment.

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

        B. No Option shall be transferable by the Grantee thereof other than by will or by the laws of descent and distribution, and Options shall be exercisable during the lifetime of a Grantee only by such Grantee or, to the extent that such exercise would not prevent an Option from qualifying as an Incentive Stock Option under the Internal Revenue Code, by his or her guardian or legal representative.

        C. Certificates for Shares purchased upon exercise of Options shall be issued either in the name of the Grantee or in the name of the Grantee and another person jointly with the right of survivorship. Such certificates shall be delivered as soon as practical following the date the Option is exercised.

        D. An option shall be exercised by the delivery to the Company at its principal office, to the attention of its Chief Financial Officer, of written notice of the number of Shares with respect to which the Option is being exercised, and of the name or names in which the certificate for the Shares is to be issued, and by paying the purchase price for the Shares in accordance with paragraph 7 hereof. At the time of exercise of an Incentive Stock Option, the Grantee also shall sign and deliver to the Company the Grantee's agreement to notify the Company if the Grantee sells or otherwise disposes of any of the Shares being purchased within two years after the date such Option was granted or one year after the date of exercise.

        E. Notwithstanding any other provision in this Plan, no Option may be exercised unless and until (i) this Plan has been approved by the shareholders of the Company, and (ii) the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933 and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration. The Company shall not be under any obligation to register under applicable Federal or state securities laws any Shares to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws in order to permit the exercise of an Option or the issuance and sale of Shares subject to such Option. If the Company chooses to comply with such an exemption from registration, the certificates for Shares issued under the Plan may, at the direction of the Board, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Board may also give appropriate stop-transfer instructions to the transfer agent of the Company.

        F. Any person exercising an Option or transferring or receiving Shares shall comply with all regulations and requirements of any governmental authority having jurisdiction over the issuance, transfer or sale of securities of the Company or over the extension of credit for the purposes of purchasing or carrying any margin securities, or the requirements of any stock exchange on which the Shares may be listed, and as a condition to receiving any Shares, shall execute all such instruments as the Board in its sole discretion may deem necessary or advisable.

        G. Each Option shall be subject to the requirement that if the Board shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or Federal law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effective or obtained free of any conditions not acceptable to the Board.

10.     Effect of Termination of Employment or Death

        A. In the event of termination of a Grantee's employment or status as a director by reason of such Grantee's death, disability, or retirement with the consent of the Board or in accordance with an applicable retirement plan, any outstanding Option held by such

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


Grantee shall, notwithstanding the extent to which such Option was exercisable prior to termination of employment, immediately become exercisable as to the total number of Shares purchasable thereunder. Any such Option shall remain so exercisable at any time prior to its expiration date or, if earlier, the first anniversary of termination of the Grantee's employment or status as a director. Grantees of Incentive Stock Options shall be notified that certain Federal income tax provisions granting favorable treatment to Incentive Stock Options will not apply if such Options are not exercised within three months after the date of termination of employment (twelve months if employment terminates as a result of total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code.

        B. In the event of termination of a Grantee's employment or status as a director for any reason other than death, disability, or retirement with the consent of the Board or in accordance with an applicable retirement plan, all rights of any kind under any outstanding Incentive Stock Option held by Grantee shall immediately lapse and terminate, except that the Board may, in its discretion, elect to permit exercise for a period ending on the earlier of the expiration date of the Incentive Stock Option and a date thirty days after the termination of employment or status as director as to the total number of Shares purchasable under the Incentive Stock Option as of the date of the termination.

        C. Whether an authorized leave of absence or absence in military or government service shall constitute termination of employment or status as a director shall be determined by the Board. Transfer of employment between the Company and a Subsidiary corporation or between one Subsidiary corporation and another shall not constitute termination of employment.

11.     No Special Employment Rights

        Nothing contained in the Plan or in any Option shall confer upon any Grantee any right with respect to his or her status as a director or the continuation of his or her employment by the Company or a Subsidiary or interfere in any way with the right of the Company or a Subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Grantee from the rate in existence at the time of the grant of an Option.

12.     Rights as a Shareholder

        The Grantee of an Option shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a certificate to him for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date of issuance of such certificate.

13.     Anti-dilution Provision

        A. In case the Company shall (i) declare a dividend or dividends on its Shares payable in shares of its capital stock, (ii) subdivide its outstanding Shares, (iii) combine its outstanding Shares into a smaller number of Shares, or
(iv) issue any shares of capital stock by a reclassification of its Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares authorized under the Plan will be adjusted proportionately. Similarly, in any such event, there will be a proportionate adjustment in the number and to the purchase price per Share of Shares subject to unexercised Options (but without adjustment to the aggregate option price).

        B. In the event of (i) any transaction which constitutes a change in control of the Company, (ii) any transaction which results in the sale of at least fifty percent (50%) or more

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

of the business or assets of the Company during a period of twelve consecutive months, or (iii) any transaction which involves a merger or consolidation of the Company in which stockholders of the Company before such merger or consolidation do not, as a result of the merger or consolidation, own at least fifty percent (50%) of the outstanding voting power of the surviving entity following such merger or consolidation, the Board shall modify all outstanding Options so as to accelerate, as a consequence of or in connection with such transaction, a Grantee's right to exercise any Option.

        C. The Board, in its sole discretion, may determine that, upon the occurrence of a transaction described in Paragraph 13B, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount equal to the excess of the Fair Market Value of such Shares immediately prior to the occurrence of such transaction over the exercise price per Share of such Option; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Board in its discretion shall determine. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of such a transaction if the holder of such Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exemption from liability under Section 16(b) is otherwise available to such holder.

        D. Each Grantee will be notified of any such adjustment and any such adjustment, or the failure to make such adjustment, shall be binding on the Grantee.

14.     Withholding Taxes

        Whenever an Option is to be exercised under the Plan, the Company shall have the right to require the Grantee, as a condition of exercise of the Option, to remit to the Company an amount sufficient to satisfy the Company's (or a Subsidiary's) Federal, state and local withholding tax obligation, if any, that will, in the sole opinion of the Board, result from the exercise. In addition, the Board may permit a Grantee to satisfy any such withholding tax obligation by making an irrevocable election at least six (6) months prior to exercise of an option to have the Company retain Shares issuable upon such exercise having a Fair Market Value on the date of exercise equal to the amount to be withheld.

15.     Amendment of the Plan

        The Board may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without shareholder approval, the Board may not (a) increase the number of Shares which may be issued under the Plan or (b) modify the requirements as to eligibility for participation under the Plan. The termination or modification or amendment of the Plan shall not, without the consent of a Grantee, affect his or her rights under an Option previously granted to him or her. With the consent of the Grantee, the Board may amend outstanding Options in a manner not inconsistent with the Plan.

16.     Miscellaneous

        A. It is expressly understood that this Plan grants powers to the Board but does not require their exercise; nor shall any person, by reason of the adoption of this Plan, be deemed to be entitled to the grant of any Option; nor shall any rights begin to accrue under the Plan except as Options may be granted hereunder.

        B. All expenses of the Plan, including the cost of maintaining records, shall be borne by Company.

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

17.     Governing Law

        This Plan and all rights hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.





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

                           CHESTER VALLEY BANCORP INC.


                       INCENTIVE STOCK OPTION CERTIFICATE

                               (Not Transferable)

THIS CERTIFIES THAT ______________________ ("Optionee") has been granted an

                             INCENTIVE STOCK OPTION

to purchase _______ shares of the common stock of CHESTER VALLEY BANCORP, INC., a Pennsylvania corporation, at a price of $_______ per share, subject to adjustment as provided in the CHESTER VALLEY BANCORP INC. 1997 Stock Option Plan, as amended (the "Plan"). This option is granted under and pursuant to the Plan and is subject to the conditions and limitations set forth in the Plan as the same may be amended from time to time. All of the terms and provisions of the Plan, as amended from time to time, are incorporated herein by reference and nothing herein contained shall be deemed to vary or be given effect as modifying the terms of the Plan.

SUBJECT TO THE FOREGOING, THIS OPTION MAY BE EXERCISED ONLY AS FOLLOWS:





         THIS OPTION SHALL EXPIRE AND BE VOID AND SHALL NOT BE EXERCISABLE AFTER THE EXPIRATION OF _______ YEARS FROM THE DATE HEREOF AND MAY BE EXERCISED ONLY IN THE MANNER PROVIDED IN THE PLAN.

         This option is not transferable except by will or the laws of descent and distribution.

        IN WITNESS WHEREOF, CHESTER VALLEY BANCORP INC. has caused this Stock Option Certificate to be issued as of __________________, 200_ (the date of grant).

ATTEST:   [Corporate Seal]                CHESTER VALLEY BANCORP INC.



---------------------------------         -------------------------------------

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

                           CHESTER VALLEY BANCORP INC.

                      NONQUALIFIED STOCK OPTION CERTIFICATE

                               (Not Transferable)

THIS CERTIFIES THAT ______________________ ("Optionee") has been granted a

                            NONQUALIFIED STOCK OPTION

to purchase _______ shares of the common stock of CHESTER VALLEY BANCORP, INC., a Pennsylvania corporation, at a price of $_______ per share, subject to adjustment as provided in the CHESTER VALLEY BANCORP INC. 1997 Stock Option Plan, as amended (the "Plan"). This option is granted under and pursuant to the Plan and is subject to the conditions and limitations set forth in the Plan as the same may be amended from time to time. All of the terms and provisions of the Plan, as amended from time to time, are incorporated herein by reference and nothing herein contained shall be deemed to vary or be given effect as modifying the terms of the Plan.

SUBJECT TO THE FOREGOING, THIS OPTION MAY BE EXERCISED ONLY AS FOLLOWS:



        THIS OPTION SHALL EXPIRE AND BE VOID AND SHALL NOT BE EXERCISABLE AFTER THE EXPIRATION OF _______ YEARS FROM THE DATE HEREOF AND MAY BE EXERCISED ONLY IN THE MANNER PROVIDED IN THE PLAN.

        This option is not transferable except by will or the laws of descent and distribution.

        IN WITNESS WHEREOF, CHESTER VALLEY BANCORP INC. has caused this Stock Option Certificate to be issued as of ________________,200_(the date of grant).




ATTEST:   [Corporate Seal]                CHESTER VALLEY BANCORP INC.



---------------------------------         -------------------------------------


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